SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 16, 2002
(Date of earliest event reported)

Deltagen, Inc.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-31147 (Commission File No.)	94-3260659 (IRS Employer Identification No.)

740 Bay Road Redwood City, CA (Address of principal executive offices)		94063 (Zip Code)

(650) 569-5100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

On February 16, 2002, Deltagen, Inc. (“Deltagen”) acquired BMSPRL, L.L.C., (“BMSPRL”), a privately held company with small molecule drug discovery capability from Bristol-Myers Squibb Company (“Bristol”). The new wholly-owned subsidiary will be operated out of BMSPRL’s facilities in San Diego, California, under the name Deltagen Research Laboratories, L.L.C. BMSPRL’s assets include leased office and laboratory space in San Diego, California and chemistry laboratory equipment. BMSPRL employed its laboratories and computational, medicinal and analytical chemistry to screen compounds from compound libraries and to optimize potential lead candidates for further drug development. Deltagen intends to continue such use.

Under the terms of the definitive purchase agreement, Deltagen acquired all of the outstanding limited liability company membership interests of BMSPRL. In the transaction, Deltagen issued to Bristol 2,647,481 new shares of common stock and paid transaction fees and expenses.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Not filed at this time. Will be filed in an amendment to this Current Report on Form 8-K no later than May 2, 2002.

(b) Not applicable

(c) See attached Exhibit Index.

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EXHIBIT INDEX

Number	Exhibit

2.1	Purchase Agreement with Bristol-Myers Squibb Company dated February 8, 2002.

2.2	Amendment to Purchase Agreement dated February 14, 2002.

2.3	Registration Rights Agreement dated February 16, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELTA, INC.

By:	/s/ John E. Burke

John E. Burke Senior Vice President of Intellectual Property and General Counsel

Date: March 4, 2002

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